CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference therein of our reports dated January 24, 2000 included in the Annual Report on Form 10-K of Freedom Securities Corporation for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 pertaining to the Amended 1998 Long Term Incentive Plan of Tucker Anthony Sutro.

                                                       /s/ Ernst & Young LLP

New York, New York
June 16, 2000